SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2005 (February 23, 2005)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 589-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1 ASSET PURCHASE AGREEMENT
EX-4.1 FORM OF REGISTRATION RIGHTS AGREEMENT
EX-99.1 FORM OF SELLER NON-COMPETITION AGREEMENT
EX-99.2 FORM OF BILL OF SALE

Item 1.01 Entry into a Material Definitive Agreement.

     On February 23, 2005, Verso Technologies, Inc., a Minnesota corporation (the “Company”), entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among WSECI, Inc., a Delaware corporation formerly known as Jacksonville Technology Associates, Inc. (“WSECI”), and all of the shareholders of WSECI (the “Shareholders”), whereby, subject to the satisfaction or waiver of the terms and conditions set forth therein, the Company will acquire substantially all of the operating assets of WSECI (the “Asset Purchase”) in exchange for (i) 950,000 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), and (iii) $50,000 in cash, which amount is subject to a dollar-for-dollar reduction to the extent WSECI receives any amounts in respect of its accounts receivable prior to the completion of the Asset Purchase. In connection with the acquisition of the WSECI assets, the Company has paid or will pay on or prior to the completion of the Asset Purchase certain obligations associated with the WSECI business totaling approximately $625,000. Pursuant to the Asset Purchase Agreement, the Company may become obligated to issue to WSECI additional contingent consideration of up to $5.0 million based on the sales of certain WSECI products and services. The initial $500,000 of such contingent consideration may be earned by WSECI based upon specific customer transactions the Company completes with respect to the WSECI assets, and the remaining $4.5 million of the contingent consideration may be earned by WSECI based on the revenue generated from the WSECI assets during the 18-month period following the completion of Asset Purchase, which revenue must equal a minimum of $85.0 million during such period in order for all of such remaining contingent consideration to be earned. The contingent consideration is payable in cash or shares of Common Stock at the election of the Company. The amount of consideration to be paid by the Company pursuant to the Asset Purchase Agreement, including the contingent consideration, was determined as a result of arms’ length negotiations between the Company and WSECI.

     Pursuant to the terms of the Asset Purchase Agreement and in conjunction with the completion of the Asset Purchase, the Company will also enter into a Non-Competition Agreement with WSECI and each of the Shareholders, a Registration Rights Agreement with WSECI and each of the Shareholders, and a Bill of Sale, Assignment and Assumption Agreement.

     Since October 1, 2004, the Company has served as an independent contractor to WSECI and, in connection therewith, performed certain software and product development services for WSECI.

     WSECI is a provider of an internet protocol-based, pre-paid applications platform which enables the deployment of multiple voice and next-generation services to the carrier market.

Item 9.01 Financial Statements and Exhibits.

     (a)– (b) Financial Statements of Business Acquired and Pro Forma Financial Information. None.

     (c) Exhibits.

2.1	Asset Purchase Agreement dated as of February 23, 2005 by and among the Company, WSECI and the shareholders of WSECI. (The schedules to the Asset Purchase Agreement have been omitted from this Current Report pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)

4.1	Form of Registration Rights Agreement to be executed in connection with the closing of the transactions contemplated by the Asset Purchase Agreement.

99.1	Form of Seller Non-competition Agreement to be executed in connection with the closing of the transactions contemplated by the Asset Purchase Agreement.

99.2	Form of Bill of Sale, Assignment and Assumption Agreement to be executed in connection with the closing of the transactions contemplated by the Asset Purchase Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer and Executive Vice President

Dated: March 1, 2005

EXHIBIT INDEX

2.1	Asset Purchase Agreement dated as of February 23, 2005 by and among the Company, WSECI and the shareholders of WSECI. (The schedules to the Asset Purchase Agreement have been omitted from this Current Report pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)

4.2	Form of Registration Rights Agreement to be executed in connection with the closing of the transactions contemplated by the Asset Purchase Agreement.

99.1	Form of Seller Non-competition Agreement to be executed in connection with the closing of the transactions contemplated by the Asset Purchase Agreement.

99.2	Form of Bill of Sale, Assignment and Assumption Agreement to be executed in connection with the closing of the transactions contemplated by the Asset Purchase Agreement.

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